UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV     000-50567     20-0034461

(State or Other Jurisdiction  (Commission(I.R.S. Employer

     of Incorporation)    File Number)Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

(Address of Principal Executive Offices) (Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A/

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On October 31, 2014, MVB Financial Corp. (the “Company”), including its subsidiary MVB Bank, Inc. (“MVB Bank”), and Capital Funding Bancorp, Inc. (“CF Bancorp”), including its subsidiaries, CFG Community Bank (“CFG Bank”), Capital Finance, LLC (“Capital Finance”), and Capital Funding, LLC (“Capital Funding”), and their affiliate Capital Funding Group, Inc. (“CFG”) entered into a mutual termination agreement (the “Mutual Termination Agreement) pursuant to which the Company, MVB Bank, CF Bancorp, CFG Bank, CFG, Capital Finance and Capital Funding (collectively, the “Parties”), mutually agreed to terminate, as permitted under the purchase and assumption agreement dated as of October 23, 2013, and as amended as of July 29, 2014 (together, the “Amended Purchase & Assumption Agreement”), a proposed purchase of certain assets and assumption of certain liabilities by MVB Bank of CFG Bank and its subsidiaries.  The Parties have released each other from any and all obligations and liabilities related to the Amended Purchase & Assumption Agreement; however, MVB Bank and CFG Bank, as well as other CFG Bank affiliates, will continue a working relationship and may, from time to time, engage in loan transactions and, if applicable, servicing arrangements related to such loan transactions.

A copy of the Mutual Termination Agreement is attached as Exhibit 99.1 and a copy of the related press release is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

99.1Mutual Termination Agreement, dated October 31, 2014

99.2Press Release, dated October 31, 2014

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2014MVB Financial Corp.

By:  /s/ Larry F. Mazza

       Larry F. Mazza

       President & Chief Executive Officer

Exhibit Index

Exhibit No.Description

99.1Mutual Termination Agreement, dated October 31, 2014

99.2Press Release, dated October 31, 2014